Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Epsium Enterprise Limited,

We hereby consent to the inclusion in this Amendment No.9 to Form F-1 Registration Statement of Epsium Enterprise Limited (the “Company”) of our report dated June 25, 2024 with respect to our audits of the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 which appears in this Amendment No. 9 to Form F-1 Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ TAAD LLP

Diamond Bar, California

February 11, 2025